UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 EAST CAMPBELL AVENUE, SUITE 130 CAMPBELL, CALIFORNIA 95008 UNITED STATES OF AMERICA	THE MERCURY CENTRE, WYCOMBE LANE WOOBURN GREEN HIGH WYCOMBE, BUCKS HP10 0HH UNITED KINGDOM
(Address of principal executive offices) (Zip code)
(408) 874-2600
(44) 1628-539500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On April 21, 2006, Insignia Solutions plc (the “Registrant”) received a letter from The NASDAQ Stock Market indicating that the Registrant’s securities will be delisted from the NASDAQ Capital Market effective at the open of business on April 25, 2006 for failure to comply with NASDAQ Marketplace Rule 4310(c)(2)(B)(i), which requires the Registrant to maintain a minimum of $2,500,000 in stockholder’s equity.
     As previously reported on a Current Report on Form 8-K filed by the Registrant on April 19, 2006 with the Securities and Exchange Commission, on April 18, 2006, the Registrant amended the Registration Rights Agreement dated December 29, 2005 (the “Registration Rights Agreement”) relating to a private placement that it completed in December 2005 such that the Series B Preferred Stock of the Registrant’s wholly-owned subsidiary, Insignia Solutions Inc., issued in such private placement will be classified as stockholders’ equity and not as debt for periods beginning with the second quarter of 2006. The Registrant did not meet the stockholders’ equity requirement as of December 31, 2005 as a result of a recent Securities and Exchange Commission interpretation of the Financial Accounting Standards Board’s EITF-00-19 pronouncement pursuant to which the cash liquidated damages provisions in the Registration Rights Agreement required classification as debt prior to the amendment to the Registration Rights Agreement.
     On April 19, 2006, the Registrant also received a letter from The NASDAQ Stock Market indicating that The NASDAQ Stock Market had not received the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”) as required by NASDAQ MarketPlace Rule 4310(c)(14) and that such noncompliance served as an additional basis for delisting the Registrant’s securities from The NASDAQ Stock Market. The Registrant has not filed the Form 10-K because the Registrant has not concluded its year-end audit. In December 2005, the Registrant attended a hearing before a Nasdaq Listing Qualifications Panel related to the Registrant’s non-compliance with the stockholders’ equity requirement. Pursuant to the terms of the Panel’s decision, the Registrant was required to file the Form 10-K, evidencing compliance with the stockholders’ equity requirement at December 31, 2005, on or before April 17, 2006.
     Following delisting from The NASDAQ Capital Market, the Registrant expects that quotations for its securities will appear in the National Daily Quotations Journal, often referred to as the “pink sheets”, where subscribing dealers can submit bid and ask prices on a daily basis. The Registrant intends to apply for trading of its securities on the Over the Counter (OTC) Bulletin Board after filing the Form 10-K with the Securities and Exchange Commission.
     The Registrant may request the NASDAQ Listing and Hearing Review Council to review the decision of The NASDAQ Listing Qualifications Panel to delist the Registrant’s securities from The NASDAQ Capital Market. However, there can be no assurance that any such request will be successful.
     Delisting from The NASDAQ Capital Market would likely reduce the liquidity of the Registrant’s securities, could cause investors not to trade in the Registrant’s securities and result in a lower stock price, and could have an adverse effect on the Registrant.
     On April 21, 2006, the Registrant issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.01, reporting that it had received letters from The NASDAQ Stock Market on April 19, 2006 and April 21, 2006 described in this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description
99.01	Press release dated April 21, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Insignia Solutions plc
Date: April 24, 2006	By:	/s/ John Davis
John Davis
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.01	Press release dated April 21, 2006.